PROMISSORY NOTE

Dated as of: April 13th, 2006                                        $250,000.00

      FOR VALUE RECEIVED, the undersigned, Aerogroup Incorporated (the "Maker"), hereby promises to pay to the order of Chris Beck , ("Payee"), in lawful money of the United States of America, the sum of Two Hundred and Fifty Thousand dollars AND 00/100 ($250,000.00) DOLLARS together with interest thereon at the rate of Twelve (12%) Percent per annum, until paid in full, at the times and installments set forth below.

      This Note is issued pursuant to the settlement entered into between the parties in November of 2005. Beginning on April 13th, 2008, and monthly thereafter, to and including April 13, 2011 (the "Maturity Date"), Maker shall pay to Payee a total of Thirty-Six (36) monthly installments of principal, each in the amount of Six Thousand Nine Hundred and Forty-Four dollars AND 44/100 ($6,944.44) DOLLARS, each such installment of principal to be accompanied by payment of accrued and unpaid interest on the then unpaid principal balance of this Note.

      Notwithstanding any provision contained herein, the total liability of Maker for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Maker, and if any payments by Maker include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Maker.

      In the event that Maker enters into any agreement for the sale of all or substantially all of its assets or for the merger, combination, reorganization, consolidation or issuance of shares to an unrelated third party company (the "Acquirer") resulting in said Acquirer owning or controlling the Maker or its assets (the "Acquisition"), this Note shall, automatically and without any further action on the part of any other party, convert into the common stock of such Acquirer at a price of $.50 per share of the Acquirer. Upon conversion, the Note shall be deemed cancelled and satisfied in full. Maker covenants that it shall exercise commercially reasonable good faith efforts to require such Acquirer, as a condition to the closing of such Acquisition, to accept conversion of the Convertible Note into the common stock as set forth herein.

      Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except as otherwise provided herein. All rights and remedies available to the Payee pursuant to the provisions of applicable law, the Collateral Documents and otherwise, are cumulative and not exclusive of any thereof or of any other rights or remedies available to Payee, and no course of dealing between Maker and Payee, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by Payee.

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      Upon the happening, with respect to the Maker, or any assets of the Maker, of any of the following events: (i) dissolution; (ii) default in the payment of principal, interest or other amounts due with respect to this Note; (iii) the filing of a petition in bankruptcy whether voluntary or involuntary; (iv) the filing of an application, whether voluntary or involuntary, for reorganization or any arrangement or readjustment of indebtedness; (v) the appointment or the filing of an application for the appointment of any receiver, trustee, liquidator or any committee; or (vi) an assignment for the benefit of creditors, then this Note, if not then due or payable on demand, shall become due and payable, with respect to any of the events set forth in (i), and (iii) through
(vi), immediately without demand or notice to the Payee, and with respect to the event set forth in (ii), thirty (30) days following such event; provided, however, that the default set forth therein has not been cured within such thirty (30) day period.

      The Maker may prepay all or any part of the remaining principal balance of this Note at any time prior to the Maturity Date without penalty or premium. All payments on this Note shall be applied first to all accrued interest and then to principal. To the extent any prepayment is to be applied to principal hereunder, such amount shall be applied to the reduction of the monthly installments of principal payable hereunder in the inverse order of their maturity.

      This Note shall be governed, interpreted, and enforceable in accordance with the Laws of the State of New York.

      This Note may not be altered, modified, amended, terminated or discharged orally.

      This Note is non-negotiable and may not be sold, assigned, pledged, hypothecated, or transferred in any manner, in whole or in part, nor shall any interest herein be granted to any third party.

      IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written

                                             AEROGROUP INCORPORATED


                                             By: /s/ Mark Daniels
                                                --------------------------------
                                                Name: Mark Daniels
                                                Title: President


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